PROXY CARD                  INVESCO STOCK FUNDS, INC.                 PROXY CARD
                              INVESCO ENDEAVOR FUND
                   PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS
                                JANUARY 16, 2003

This proxy is being solicited on behalf of the Board of Directors of INVESCO Stock Funds, Inc. (the "Company"). The undersigned hereby appoints as proxies Glen A. Payne, Fred A. Deering and Mark H. Williamson, and each of them (with power of substitution), to vote all shares of common stock of the undersigned in the Company at the Special Meeting of Shareholders to be held at 10:00 a.m., Mountain Standard Time, on January 16, 2003 at the offices of the Company, 4350 South Monaco Street, Denver, Colorado 80237, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote "FOR" the proposal relating to the Company, with discretionary power to vote upon such other business as may properly come before the Meeting.


                            VOTE VIA FACSIMILE: 1-800-___-____
                            VOTE VIA THE INTERNET: HTTPS://VOTE.PROXY-DIRECT.COM
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                            CONTROL NUMBER:  999 9999  9999  999
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                              Note:  Please sign exactly as name appears hereon.
                              If stock is held in the name of joint owners, each
                              should   sign.    Attorneys-in-fact,    executors,
                              administrators,   etc.  should  so  indicate.   If
                              shareholder is a corporationor partnerhsip, please sign in full corporate or partnerhsip name by authorized person.

                              -------------------------------------------------
                              Signature


                              -------------------------------------------------
                              Signature (Joint Owners)


                              -------------------------------------------------
                              Date
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YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY FACSIMILE, OR INTERNET, PLEASE
   SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                            INVESCO STOCK FUNDS, INC.
                                INVESCO ENDEAVOR

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  EXAMPLE:/_/

VOTE ON PROPOSAL

1.    To approve an Agreement and Plan of       FOR      AGAINST     ABSTAIN
      Reorganization and Termination            /_/        /_/         /_/
      under which INVESCO Endeavor Fund,
      a separate series of INVESCO Stock
      Funds, Inc. would reorganize into
      INVESCO Dynamics Fund, also a
      separate series of INVESCO Stock
      Funds, Inc.














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YOUR VOTE IS IMPORTANT. IF YOU ARE NOT VOTING BY FACSIMILE, OR INTERNET, PLEASE
   SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE
                               ENCLOSED ENVELOPE.